UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
(Amendment No.1)

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 1, 2017

TransDigm Group Incorporated
(Exact name of registrant as specified in its charter)

Delaware	001-32833	41-2101738
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1301 East 9th Street, Suite 3000, Cleveland, Ohio	44114
(Address of principal executive offices)	(Zip Code)

(216) 706-2960
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note
This current report on Form 8-K/A is being filed as an amendment (this “Amendment”) to the Form 8-K filed March 2, 2017 (the “Original 8-K”) filed by TransDigm Group Incorporated (the “Company”), and updates the disclosures made under Item 5.07 regarding the frequency of future non-binding, advisory votes on executive compensation (“say on pay votes”). The sole purpose of this Amendment is to disclose the Company’s decision as to how frequently the Company will submit future say on pay votes for consideration by shareholders. No other changes are being made to the Original 8-K.

Item 5.07	Submission of Matters to a Vote of Security Holders
As reported in the Original 8-K, a plurality of the shares voting at the Annual Meeting on the non-binding advisory vote on the frequency of future say on pay votes voted for the Company to hold such votes on an annual basis. In light of this result and other factors considered by the Board of Directors, the Board has determined that the Company will hold future say on pay votes on an annual basis until the next required non-binding advisory vote on the frequency of say on pay votes.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRANSDIGM GROUP INCORPORATED

By:	/s/ Terrance M. Paradie
Terrance M. Paradie
Executive Vice President and
Chief Financial Officer
Date: November 3, 2017